For Release: Immediate – Wednesday, July 29, 2026

Pioneer Announces Launch of College Advising Division through the Acquisition of The College Advisor of New York
Newly created division, under the leadership of industry expert Dr. Dean Skarlis, supports families as they navigate the college admissions process

Albany, NY – Pioneer (NASDAQ: PBFS), a leading financial institution in New York’s Capital Region, today announced it has acquired The College Advisor of New York, a specialized firm that helps families navigate the college search and admissions process with personalized guidance, hands‑on support, and assistance identifying colleges that are the right academic, personal, and financial fit.

Dr. Dean Skarlis, founder and president of The College Advisor of New York, will lead Pioneer’s newly launched College Advising Division as Vice President of College Advising, and his existing team of experienced coaches will continue delivering tailored college planning guidance to high school students and their parents by integrating the college selection process with financial strategy.

“Planning for college is one of the most emotionally and financially complex decisions families face, and Dean Skarlis and his team have a stellar reputation for helping families navigate that process,” said Thomas Amell, President and CEO of Pioneer. “By joining our services together, we can provide a holistic perspective that enables families to make the best decisions about their future.”

Pioneer’s College Advising Division will offer families dedicated support through each step of the college planning journey, from identifying prospective schools, and developing a strong admissions strategy, to understanding the full financial picture, and ultimately choosing the best fit college.

“College planning and financial guidance go hand-in-hand, and families need clear, unbiased guidance as they weigh academic fit and affordability,” said Dr. Dean Skarlis, Vice President of College Advising. “Pioneer understands that reality, and this affiliation reflects a shared commitment to helping families approach college decisions with context and confidence.”

The acquisition of The College Advisor of New York builds on Pioneer’s More Than a Bank® strategy by enhancing its core service offerings beyond traditional financial services and providing clients with access to college planning guidance as part of a broader, customer relationship‑based model.

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About Pioneer
Pioneer Bancorp, Inc. (“Pioneer”) is a financial holding company with more than $2 billion in assets that provides diversified financial services through its subsidiaries. Pioneer’s subsidiary, Pioneer Bank, National Association and its subsidiaries, with 23 offices in the Capital Region of New York State, offers a broad array of banking, insurance, employee benefit, human resources consulting, and wealth management services to individuals, businesses, and municipalities. Pioneer’s subsidiary, Targeted Lending Co., LLC, through its originator-centric equipment finance platform provides financing solutions nationwide for essential income-producing equipment to small and mid-sized businesses across diverse industries. Pioneer’s subsidiary, Pioneer Capital Markets, Inc., is a FINRA-registered broker-dealer focused on municipal bond trading. For more information on Pioneer, please visit www.pioneerny.com.

About The College Advisor of New York
The College Advisor of New York is a college admissions and affordability advising firm that supports families as they navigate the college search and application process to help identify best‑fit colleges and make informed, cost‑aware decisions with clarity and confidence. Led by founder and president Dr. Dean Skarlis, the firm draws on decades of higher education experience and firsthand insight from hundreds of college campuses nationwide. For more information visit https://collegeadvisorny.com.

Cautionary Statement Concerning Forward-Looking Statements
Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project” or similar expressions, or future or conditional verbs, such as “will,” “would,” “should,” “could,” or “may.” Pioneer’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. No assurance can be given that the future results covered by forward-looking statements will be achieved. These statements are based on the current expectations of our management, and it is important to note that our actual results could be materially different from those projected in such forward-looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, including those discussed in our annual report on Form 10-K for the year ended December 31, 2025, under the heading “Risk Factors” and other filings made with the SEC, including our quarterly reports on Form 10-Q. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication, unless noted otherwise. Except as required under the federal securities laws and the rules and regulations of the SEC, Pioneer does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

For additional information contact:
Patrick J. Hughes
Executive Vice President and Chief Financial Officer
(518) 730-3025
InvestorRelations@pioneerny.com